                                                          EXHIBIT 11.1

              JEFFERSON SMURFIT CORPORATION
            CALCULATION OF PER SHARE EARNINGS
          (In millions, except per share data)


                                                   Three months ended   Nine months ended
                                                     September 30,         September 30,
                                                    1995      1994<F1>    1995     1994<F1>
Primary earnings per share <F2>:
Weighted average shares outstanding                110.989   110.988    110.989   97.117
Income (loss) applicable to common shares
  before extraordinary item                         $ 77.4    $  5.8     $183.0   $(14.4)
Extraordinary item                                    (3.0)                (3.6)   (51.6)
Net income (loss) applicable to common
  shares                                            $ 74.4    $  5.8     $179.4   $(66.0)

Per share amounts
  Income (loss) before extraordinary item           $  .70    $  .05     $ 1.65   $ (.15)
  Extraordinary item                                  (.03)                (.03)    (.53)
  Net income (loss) applicable to common
    shares                                          $  .67    $  .05     $ 1.62   $ (.68)



Fully diluted earnings per share <F2>:
Weighted average shares outstanding                110.989   110.988    110.989   97.117
Income (loss) applicable to common shares
  before extraordinary item                         $ 77.4    $  5.8     $183.0   $(14.4)
Extraordinary item                                    (3.0)                (3.6)   (51.6)
Net income (loss) applicable to common
  shares                                            $ 74.4    $  5.8     $179.4   $(66.0)

Per share amounts
  Income (loss) before extraordinary item           $  .70    $  .05     $ 1.65   $ (.15)
  Extraordinary item                                  (.03)                (.03)    (.53)
  Net income (loss) applicable to common
    shares                                          $  .67    $  .05     $ 1.62   $ (.68)

<F1> Gives effect to the reclassification on May 4, 1994 pursuant to which the Company's five classes of common stock were converted into one class on a basis of ten shares of common stock for each outstanding share of each of the old classes.

<F2> The computations do not include common stock equivalents associated with stock options since the dilutive effect on earnings per share is not material.

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